SECOND AMENDED AND RESTATED BYLAWS
OF
DOCUMENT SECURTTY SYSTEMS, INC.

(A New York Corporation)

ARTICLE 1 - PRINCIPAL OFFICE

(1.1) Initial Location. The principal office of the Corporation shall initially be located at:
First Federal Plaza, Suite 1525
28 East Main Street
Rochester, New York 14614

(1.2) Change of Location. The Board of Directors may, upon reasonable written notice to all shareholders, relocate the principal office of the Corporation.

(1.3) Other Offices. In addition to its principal office, the Corporation may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate.

ARTICLE 2 - DIRECTORS

(2.1) Number. The number of the Directors of the Corporation shall be not less than three (3) and no more than eight (8), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three (3), unless all of the outstanding shares are owned beneficially and of record by less than three (3) shareholders, in which event the number of Directors shall not be less than the number of shareholders.

(2.2) Election. Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(2.3) Term of Office. Each Director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

(2.4) Duties and Powers. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

(2.5) Qualification. No person shall serve as a Director unless such person is at least 18 years of age.

(2.6) Notices. Upon taking office, each Director shall file with the secretary a written designation of the address that the Director desires to be used for the purpose of giving notices to him/her. Until the Director shall have effectively done so, he/she shall be deemed to have designated either the principal office of the Corporation or any other address that the sender of the notice could reasonably believe to be an appropriate address. Any designated address may be re-designated by similar filing with the secretary. The secretary shall give each of the other Directors prompt notice of every designation or re-designation filed. The designation or re-designation shall be effective three business days after the secretary’s action or upon earlier receipt. Any notice to a Director shall be valid if sent to either (a) the Director’s designated address or b) any other address used in good faith unless it be shown that prejudice resulted from use of such other address. All notices must be in writing. Any notice may be delivered by hand or sent by telecommunications device, by mail or by similar means. If a notice is sent by registered mail or return receipt requested, another copy shall at the same time be sent by ordinary first class mail.

(2.7) Resignation. A Director may resign at any time by giving notice to each of the other Directors. Unless otherwise specified, the notice shall be effective immediately and acceptance shall not be necessary to make it effective. A Director need not assign cause for resigning.

(2.8) Removal. A Director may be removed by the shareholders without cause or by the Board of Directors with cause.

ARTICLE 3 –BOARD OF DIRECTORS

(3.1) Regular Meetings. A regular meeting shall be held immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide for other regular meetings. Notice need not be given of any regular meeting.

(3.2) Special Meetings. The Chairman or President or any two Directors may call a special meeting upon not less than 5 business days notice to every Director of the time and place of the special meeting. The special meeting notice does not have to specify the business to be transacted.

(3.3) Adjourned Meetings. Whether or not a quorum is present, a majority of the Directors present may adjourn any meeting to such time and place as they shall decide. Notice of any adjourned meeting need not be given at any adjourned meeting, whether adjourned once or more, and any business may be transacted that might have been transacted at the meeting of which there is an adjournment. Additional business may also be transacted if proper notice shall have been given.

(3.4) Chairman. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside and, if there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

(3.5) Quorum and Adjournments.

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

(b) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

(3.6) Manner of Acting.

(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) Where appropriate communication facilities are reasonably available, any or all Directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

(3.7) Vacancies.

(a) Any vacancy in the Board of Directors occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any Director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose, except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) The shareholders, not the Board of Directors, may fill vacancies in the Board of Directors occurring in the Board by reason of removal of the Directors without cause, unless the Certificate of Incorporation of the Corporation provides that Directors of the Corporation may also fill such vacancies resulting from removal without cause.

(c) Unless otherwise provided for by statute, the Certificate of Incorporation or these Bylaws, when one or more Directors shall resign from the Board and such resignation is effective at a future date, a majority of the Directors, then in office, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

(3.8) Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

(3.9) Removal. Any Director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

(3.10) Compensation. The Board of Directors is authorized to make provision for reasonable compensation to its members for their services as Directors and to fix the basis and conditions upon which this compensation shall be paid. Any Director may also serve the Corporation in any other capacity and receive compensation therefor in any form.

(3.11) Contracts.

(a) No contract or other transaction between this Corporation and any other corporation or entity shall be impaired, affected or invalidated nor shall any Director be liable in any way by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation or other entity, provided that such material facts are disclosed or made known to the Board of Directors.

(b) Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such interested Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

(3.12) Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive, audit, or compensation committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of two (2) or more Directors, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board. At all meetings of a committee, the presence of all members of the committee shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by said resolution or by these By-laws. Participation of any one or more members of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a committee entitled to vote thereon and filed with the minutes of the Committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.

(3.13) Telecommunications Participation. Any one or more Directors may participate in a meeting of the Board or any committee by means of a conference telephone or other type of telecommunications equipment allowing persons participating in the meeting to hear each other at the same time.

(3.14) Regulations. The Board of Directors may adopt rules and regulations, not inconsistent with law, the Certificate of Incorporation or these By-Laws, for the conduct of its meetings and the management of all aspects of the affairs of the Corporation.

(3.15) Reliance on Books and Records. A member of the Board of Directors or of any committee thereof designated by the Board as provided in these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE 4 - SHARES AND CERTIFICATES

(4. I) Form of Certificates. Certificates representing shares shall be in the form determined by the Board of Directors. All certificates issued shall be consecutively numbered or otherwise appropriately identified.

(4.2) Share Transfer Ledger. There shall be kept a share transfer ledger in which shall be entered full and accurate records including the names and addresses of all shareholders, the number of shares issued to each shareholder and the dates of issuance. All transfers of shares shall be promptly reflected in the share transfer ledger. Unless otherwise directed by the Board of Directors, the share transfer ledger shall be kept at the principal office of the Corporation and any shareholder of the Corporation is entitled to inspect such list under the Business Corporation Law of New York.

(4.3) Transfer of Shares. Upon (a) receipt of the certificate representing the shares to be transferred, either duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, (b) payment of any required transfer taxes, and (c) payment of any reasonable charge the Board of Directors may have established, the surrendered certificate shall be canceled and a new certificate or certificates shall be issued to the person(s) entitled to it.

(4.4) Replacement Certificates. Replacement certificates will be issued at the request of the shareholder upon payment of any reasonable charge the Board of Directors may have established. In case of a lost, mislaid, destroyed or mutilated certificate, proof of the facts, by affidavit or otherwise, may also be required, as may be a bond or other proper indemnification for the Corporation and its agents.

(4.5) Record Owner to be Treated as Owner. Unless otherwise directed by a court of competent jurisdiction, the Corporation shall treat the holder of record of any share as the holder in fact and accordingly shall not recognize any equitable or other claim to or interest in the shares on the part of any other persons, whether or not it shall have express or other notice of it.

ARTICLE 5 – SHAREEOLDERS’ MEETINGS,

(5.1) Annual Meetings. An annual meeting of stockholders shall be held at such time and place as designated by the Board of Directors within ninety (90) days of the filing of the Company's annual report on Form 10-K, or equivalent, with the Securities and Exchange Commission; provided, that if the Board of Directors shall determine that in any year it is not advisable or convenient to hold the meeting within such time period, then in such year the annual meeting shall instead be held on such other day, not more than sixty (60) days after the expiration of such 90 day period. At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

(5.2) Notice of Meetings. Written notice of each meeting of stockholders, stating the place, date and hour thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) days nor more than sixty (60) days prior to such meeting. If a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof we announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(5.3) Special Meetings. A special meeting of the shareholders may be called by any two or more directors, the Chairman or the President or the holders of no less than 10% of all the shares entitled to vote at the meeting.

(5.4) Adjourned Meetings. Whether or not a quorum is present, a majority in voting power of the shareholders present in person or by proxy and entitled to vote may adjourn any meeting to a time and place as they shall decide. Notice of any adjourned meeting need not be given. At any adjourned meeting, whether adjourned once or more, any business may be transacted that might have been transacted at the meeting of which it is an adjournment. Additional business may also be transacted if proper notice shall have been given.

(5.5) Organization. The Chairman of the Board of Directors shall be the chairman of the meeting. The secretary shall be secretary of the meeting. If the Chairman is not present, the Chief Executive Officer or President shall preside at the meeting. If none of such persons are present, then the shareholders shall choose a chairman of the meeting. If neither the secretary nor any assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

(5.6) Quorum.

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

(5.7) Voting.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action other than the election of directors (which requires the affirmative vote of a plurality of shares entitled to vote) to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

(e) There shall be one or more Inspectors at any shareholder's meeting, appointed by the Board of Directors, to act at any such meeting or any adjournment and make a written report thereof. The Board of Directors may appoint an alternate inspector or inspectors to replace any inspector who fails to perform his job in a satisfactory way. If no alternate inspector has been appointed and the person or persons appointed as inspector is unable to act at a shareholders' meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(f) The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a shareholders' meeting shall be announced by the person presiding at the meeting at the beginning of the meeting and, if no such opening and closing date and time is announced, the polls shall close at the end of the meeting, including any adjournment thereof. No ballots, proxies or consents, not any revocation thereof or changes thereto shall be accepted by the inspectors after the closing of the polls unless the New York Supreme Court at a special term held within the judicial district where the Corporation's office is located upon application by a shareholder of the Corporation, shall determine otherwise.

(5.8) Business Before a Meeting. To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the meeting anniversary date of the immediately preceding annual meeting or if no annual meeting was held for any reason in the preceding year, 90 days prior to the first Wednesday in December. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 5.8 of Article 5, provided, however, that nothing in this Section 5.8 of Article 5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 5.8 of Article 5 and if he should so determine, which determination shall be conclusive, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(5.9) Stockholder List. The Secretary of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this subsection or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE 6 - OFFICERS

(6.1) Number; Qualifications; Election and Term of Office.

(a) The officers of the Corporation shall consist of a Chief Executive Officer, President, a Secretary, a Chief Financial Officer or a Treasurer, and such other officers, including, but not limited to, a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

(6.2) Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

(6.3) Removal. Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

(6.4) Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

(6.5) Additional Officers. In addition to the Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer and any other officers required by law, the Corporation may have one or more vice presidents elected by the Board of Directors, one of whom may be designated as executive vice president. The Corporation may also have such other or assistant officers as may be elected by, or appointed in a manner prescribed by, the Board of Directors.

(6.6) Continuation in Office. Unless otherwise provided by the Board of Directors, every officer shall serve until death, incapacity, resignation or removal by the Board of Directors. Any resignation or removal shall be without prejudice to any contractual rights of the Corporation or the officer.

(6.7) Duties in General. Subject to these By-Laws, the authority and duties of all officers shall be determined by, or in the manner prescribed by, the Board of Directors. Except as may be specifically restricted by the Board of Directors, any officer may delegate any of his/her authority and duties to any subordinate officer

(6.8) Duties of the President. The President shall, in the absence of a Chief Executive Officer, be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

(6.9) Duties of Vice Presidents. In the absence or incapacity of the President, the senior vice president shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each vice president shall perform any other duties as may be assigned by the President or by the Board of Directors.

(6.10) Duties of Secretary. The secretary shall keep the minutes of the shareholders and the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as otherwise required, be custodian of the corporate records and of the seal of the Corporation, keep a register of the post office addresses of each shareholder, have general charge of the share transfer books of the Corporation, and in general perform all duties incident to the office of secretary and other duties as may be assigned by the President or by the Board of Directors.

(6.11) Duties of Treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his/her duties in a sum and with any surety or sureties as the Board of Directors shall determine. The treasurer shall have charge and custody of and be responsible for all finds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in the banks, trust companies or other depositories as shall be selected in accordance with these by-laws, and in general perform all the duties incident to the office of treasurer and such other duties as may be assigned by the President or the Board of Directors.

(6.12) Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chief Executive Officer President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE 7 - DIVIDENDS

(7.1) Dividends. Subject to applicable law and the Certificate of Incorporation, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine, provided, however, that the Corporation is not insolvent when such dividend is paid or rendered insolvent by the payment of such dividend.

ARTICLE 8 - FISCAL YEAR

(8.1) FiscalYear. The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE 9 - CORPORATE SEAL

(9.1) Corporate Seal. The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE 10 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

(10.1) Indemnification of Directors and Officers. Except to the extent expressly prohibited by the Business Corporation Law of New York, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation, or serves or served at the request of the Corporation, any other Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgment, fines, ,penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

Anything in these By-Laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person or such action, and no elimination of or amendment to this by law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60thday.

The Corporation shall not, except by elimination or amendment of this by law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this bylaw shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

The Corporation is authorized to enter into agreements with any of its Directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is stopped to contend otherwise.

In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

For purposes of this by-law, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

(10.2) Insurance For Indemnification of Directors and Officers. The Corporation shall have the power to purchase and maintain insurance for its Directors and Officers subject to the provisions of Section 726 of the Business Corporation Law of New York.

ARTICLE 11 - AMENDMENTS

(11.1) By Directors. The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in Article 10 above-provided may alter, amend or repeal bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE 12 –WAIVER OF NOTICE

(12.1) Shareholders. Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-laws to the shareholders of the Corporation of a meeting of shareholders, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any shareholder, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the lack of notice thereof, prior to the conclusion of the meeting.

(12.2) Directors. Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-Laws to the Directors of the Corporation of a special meeting of the Board of Directors, a written waiver of notice submitted to the Corporation before or after the meeting or the attendance at the meeting by any Director, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting the lack of notice thereof, prior to the Commencement of the meeting.

ARTICLE 13 - SEAL

(13.l) Form. The seal of the Corporation shall be in the form impressed in the margin.

(13.2) Use. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance annexed. The seal on certificates for shares or other documents may be a facsimile, engraved or imprinted.

ADOPTED BY THE BOARD OF DIRECTORS AS OF JANUARY 16, 2012.